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                                                 permitted by Rule 14a-6(e)(2))

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                            SCREAMINGMEDIA INC.
------------------------------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)


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                            SCREAMINGMEDIA INC.
                      601 West 26th Street, 13th Floor
                          New York, New York 10001


                      ------------------------------

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                        to be held on June 12, 2001

                   -------------------------------------


         NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of
Stockholders (the "Annual Meeting ") of ScreamingMedia Inc. (the "Company ") will be held on Tuesday June 12, 2001 at 9:30 a.m. at 601 West 26th Street, 13th Floor, New York, NY 10001 for the following purposes:

         1. To elect two Class I directors of the Company to serve until the 2004 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

         2. To ratify the selection of Deloitte & Touche LLP as the independent auditors of the Company for the fiscal year ending December 31, 2001; and

         3. To consider and act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

         Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned or to which the Annual Meeting may be postponed.

         The Board of Directors has fixed the close of business on April 26, 2001 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. Only stockholders of record of the Company's common stock, $.01 par value per share, at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

         You are requested to fill in and sign the enclosed form of proxy, which is being solicited by the Board of Directors, and to mail it promptly in the enclosed postage-prepaid envelope. Any proxy may be revoked by delivery of a later dated proxy. Stockholders of record who attend the Annual Meeting may vote in person, even if they have previously delivered a signed proxy.

                                       By Order of the Board of Directors

                                      /s/ Francis Sheehan
                                      FRANCIS SHEEHAN
                                      Secretary

New York, New York
May 1, 2001

         WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE
POSTAGE-PREPAID ENVELOPE PROVIDED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                            SCREAMINGMEDIA INC.
                      601 West 26th Street, 13th Floor
                          New York, New York 10001

                       -----------------------------

                              PROXY STATEMENT

                      --------------------------------

                  FOR 2001 ANNUAL MEETING OF STOCKHOLDERS
                        to be held on June 12, 2001

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of ScreamingMedia Inc. ("ScreamingMedia" or the "Company ") for use at the 2001 Annual Meeting of Stockholders of the Company to be held on June 12, 2001, and at any adjournments or postponements thereof (the "Annual Meeting "). At the Annual Meeting, stockholders will be asked to vote upon (1) the election of two Class I directors of the Company, (2) to ratify the selection of Deloitte & Touche LLP as the independent auditors of the Company for the fiscal year ending December 31, 2001, and (3) to act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

         This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are first being sent to stockholders on or about May 8, 2001. The Board of Directors has fixed the close of business on April 26, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date "). Only stockholders of record of the Company's common stock, par value $.01 per share (the "Common Stock "), at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 38,111,203 shares of Common Stock outstanding, respectively, and entitled to vote at the Annual Meeting. Holders of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held by them on the Record Date.

         The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. The affirmative vote of the holders of a plurality of the shares of Common Stock cast on the matter at the Annual Meeting (assuming a quorum is present) is required for the election of Class I directors, and the affirmative vote of the Holders of a majority of the shares of Common Stock cast on the matter at the Annual Meeting (assuming a quorum is present) for each of the ratification of the Company's auditors, and the approval of any other matters properly presented at the Annual Meeting for stockholder approval. Under Delaware law, abstentions and broker "non-votes", or proxies from brokers or nominees indicating that such person has not received instructions from the beneficial owner or other person entitled to vote such shares on a particular matter with respect to which the broker or nominee does not have discretionary voting power, will not be counted as votes cast and will have no effect on the results of the votes.

         Stockholders of the Company are requested to complete, sign, date and promptly return the accompanying Proxy Card in the enclosed postage-prepaid envelope. Shares represented by a properly executed proxy received prior to the vote at the Annual Meeting and not revoked will be voted at the Annual Meeting as directed on the proxy. If a properly executed proxy is submitted and no instructions are given, the proxy will be voted FOR the election of the two nominees for Class I directors of the Company named in this Proxy Statement, and FOR ratification of the Board of Directors' selection of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 2001. It is not anticipated that any matters other than those set forth in the Proxy Statement will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

         A stockholder of record may revoke a proxy at any time before it has been exercised by filing a written revocation with the Secretary of the Company at the address of the Company set forth above, by filing a duly executed proxy bearing a later date, or by appearing in person and voting by ballot at the Annual Meeting. Any stockholder of record as of the Record Date attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy.

         The Company's 2000 Annual Report, including financial statements for the fiscal year ended December 31, 2000, accompanies the proxy solicitation materials. The Annual Report, however, is not part of the proxy solicitation material.

                     PROPOSAL 1: ELECTION OF DIRECTORS

         The Board of Directors of the Company currently consists of eight members and is divided into three classes, Class I, Class II and Class III, with the directors in each class serving for a term of three years and until their successors are duly elected and qualified. The term of one class expires at each annual meeting of stockholders.

         At the Annual Meeting, two directors will be elected to serve until the 2004 Annual Meeting and until their successors are duly elected and qualified. William P. Kelly, Esq., who was a Class I director, resigned from the Board effective April 3, 2001. The Company has begun a search for a suitable candidate to replace Mr. Kelly on the Board of Directors, but as of the date of this proxy statement, has not located such a candidate. As a result, the Board has only nominated two persons for election to the Board of Directors as Class I directors at this year's annual meeting. One Class I director's position will remain vacant. It is currently anticipated that the Board of Directors will elect a third Class I director to fill the vacancy created by Mr. Kelly's resignation upon the location of a suitable candidate.

         The Board of Directors has nominated Mr. James D. Robinson III and Mr. Michael H. Jordan to serve as Class I directors (the "Nominees"). Each of the Nominees is currently serving as a Class I director of the Company. The Board of Directors anticipates that each of the Nominees will serve, if elected, as a director. However, if any person nominated by the Board of Directors is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.

The Board of Directors recommends a vote FOR the Nominees.

Information Regarding Nominees and Directors

         The following table and biographical descriptions set forth certain information with respect to the two Nominees for election as Class I directors at the Annual Meeting, the continuing directors whose terms expire at the annual meetings of stockholders in 2002 and 2003 and the executive officers who are not directors, based upon information furnished to the Company by each director and executive officer.


                                                                                    Amount and Nature
                                                                                      of Beneficial
                                                                    Director          Ownership of        Percent of
Name                                                         Age      Since          Common Stock(1)      Class(2)
----                                                         ---    --------        ------------------    ----------

Class I Nominees for Election at 2001 Annual Meeting
(Term to Expire in 2004)
James D. Robinson III (3) .............................      65       1997                 2,874,566         7.50%
Michael Jordan (4) ....................................      64       2001                    30,000           *


Class II Continuing Directors (Term Expires in 2002)
Alan S. Ellman ........................................      38       1993                 4,179,048        10.97%
Patrick McNeela (5 ) ..................................      51       1999                         -           *
Kevin O'Connor (6) ....................................      40       2000                   104,921           *

Class III Continuing Directors (Term Expires in 2003)
Jay Chiat .............................................      69       1997                 2,705,742         7.10%
Kevin C. Clark (7).....................................      40       1998                 1,317,007         3.37%
David C. Hodgson (8) ..................................      43       2000                 6,540,448        17.17%

------------------
*        Less than one percent.

(1) All information has been determined as of March 31, 2001. For purposes of this table a person is deemed to have "beneficial ownership" of the number of shares of Common Stock that a person has the right to acquire pursuant to the exercise of stock options exercisable within 60 days.

(2) For purposes of computing the percentage of outstanding shares of Common Stock held by each person, any shares of Common Stock which such person has the right to acquire pursuant to the exercise of a stock option exercisable within 60 days is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percent ownership of any other person.

(3)      Includes 33,835 shares owned by Mr. Robinson's wife, Linda
         Robinson. Mr. Robinson disclaims beneficial ownership of these shares. This number also includes 497,459 shares of Common Stock held by RRE Ventures II L.P. and 87,022 shares of Common Stock held by RRE Ventures Fund II, L.P. Mr. Robinson is a member of RRE
         Ventures GP II, LLC, which indirectly exercises exclusive control over RRE Ventures II, L.P. and RRE Ventures Fund II, L.P. Mr.
         Robinson disclaims beneficial ownership of the shares held by RRE
         Ventures II, L.P. and RRE Ventures Fund II, L.P.

(4) Michael H. Jordan was elected as a director on January 11, 2001 to fill the vacancy created by the resignation of Kenneth B. Lerer, whose resignation was accepted on January 11, 2001.

(5) Excludes 1,538,904 shares of Common Stock that which are held by General Electric Pension Trust and for which General Electric
         Pension Trust has sole voting and dispositive power. Mr. McNeela is a vice president of General Electric Investment Corporation, the investment manager of General Electric Pension Trust. Mr.
         McNeela disclaims any beneficial ownership of these shares.

(6) Kevin O'Connor was elected as a director on October 20, 2000 to fill the vacancy created by the passing away of Wm. Brian Little.

(7)      Includes options to purchase 941,069 shares of Common Stock.

(8) Consists of the 6,540,448 shares of Common Stock that are beneficially owned by General Atlantic Partners, LLC for which Mr.
         Hodgson is a managing member. General Atlantic Partners, LLC is the general partner of General Atlantic Partners 69, L.P. and the managing member of GapStar, LLC. The managing members of General
         Atlantic Partners, LLC are also the general partners of GAP
         Coinvestment Partners II, L.P. David Hodgson is a managing member of General Atlantic Partners, LLC and a general partner of GAP
         Coinvestment Partners II, L.P. Mr. Hodgson disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.


Class I Nominees for Election at 2001 Annual Meeting--Term to Expire in 2004

         James D. Robinson III has served as a director of since April 1997. He is co-founder and General Partner of RRE Ventures II, LLC, a private information technology venture investment firm and its affiliates, and since 1996, he has been chairman of Violy, Byorum & Partners Holdings. Mr. Robinson served as chairman and chief executive officer of American Express Company from 1977 to 1993. Mr. Robinson is a director of The Coca-Cola Company, Bristol-Myers Squibb Company, First Data Corporation, Cambridge Technology Partners, Sunbeam Corporation and Concur Technologies, Inc. He is a limited partner and advisor to International Equity Partners and serves on the boards of Achex, Inc., eCoverage, Inc., NetVendor, Inc., Returns Online, Inc., Ibero-American Media Partners and Qpass Inc., all private companies. Mr. Robinson is a member of the Business Council and the Council on Foreign Relations.

         Michael H. Jordan has served as a director of the Company since January 2001. Michael H. Jordan is executive chairman of the board of directors of Clariti Telecommunications International, Ltd. which offers a variety of products and services in voice, data, Internet and wireless telecommunications. He is also chairman of Luminant Worldwide Corporation, a leading provider of Internet and electronic commerce professional services, and chairman of eOriginal Inc., an electronic commerce company that provides secure Electronic Original(TM) documents, a legal alternative to blue-ink signed original paper documents. Mr. Jordan is a member and former chairman of the U.S.-Japan Business Council, an organization for improved business and economic relations between the two countries; chairman of The College Fund/UNCF; and chairman of the Policy Board of the Americans for the Arts. He also serves on the Boards of Aetna Inc., Dell Computer Corporation, WPP Group plc and several smaller, privately held companies. Jordan retired as chairman and chief executive officer of CBS Corporation (formerly Westinghouse Electric Corporation) on December 31, 1998. Before joining Westinghouse, Mr. Jordan was a partner with Clayton, Dubilier and Rice, a private investment firm based in New York City. Prior to that he spent 18 years with PepsiCo., his last position as chief executive officer of PepsiCo International. From 1964 to 1974, he was a consultant and principal with McKinsey & Company. Prior to that he served a four-year tour of duty with the U.S. Navy on the staff of Admiral Hyman Rickover.

Class II Continuing Directors--Term Expires in 2002

         Alan S. Ellman founded the company and has served as a director since 1993. Mr. Ellman has served as president since 1995 and served as chief operating officer between February and June 2000. From 1990 to 1993, Mr. Ellman was the director of finance at ABC Radio Networks in New York, where his responsibilities included managing domestic and international financial and accounting operations.

         Patrick J. McNeela has served as a director since December 1999. Since December 1997, Mr. McNeela has served as vice president of General Electric Investment Company, Private Equity Group. From January 1995 to December 1997, he was senior vice president and manager of GE Capital Corporation, Equity Capital Group.

         Kevin O'Connor has served as a director since October 20, 2000. O'Connor is the co-founder & chairman of DoubleClick Inc, an Internet advertising company. He is charged with overseeing the strategic direction and overall vision of that company. Mr. O'Connor has more than 16 years experience in business and consumer software product development, specifically in start-up software technology for both the Internet and publishing markets. Prior to founding DoubleClick in February of 1996, he co-founded the Internet Advertising Network ("IAN") in 1995. In 1995, Mr. O'Connor helped fund and build ISS Group an Internet security software company in Atlanta. Mr. O'Connor continues to serve on the board of directors for ISS Group. In addition O'Connor co-founded ICC, a software company in Atlanta, which created numerous communication products to address PC connectivity. In 1992, ICC was acquired by DCA. (now Attachmate). From 1992 to 1995, O'Connor served various roles at DCA including chief technology officer and vice president of Research.

Class III Continuing Directors--Term Expires in 2003

         Jay Chiat has served as chairman of our Board since November 1999 and as a director since April 1997. Between November 1998 and November 1999, he also served as interim chief executive officer. Since 1995, Mr. Chiat has served as an advisor to several new media start-up businesses. Mr. Chiat is the founder of Chiat/Day Advertising, Inc., an international advertising agency for which he served as chairman from July 1968 to January 1995. Mr. Chiat is a director of Cybergold, Inc., the Hereditary Disease Foundation, Department 56, Inc. and SoftCom, Inc. Mr. Chiat has received numerous awards in the advertising industry and was elected to the AAF Advertising Hall of Fame in 1999.

         Kevin C. Clark has served as our chief executive officer since November 1999 and he has been a director since November 1998. From August 1998 until November 1999, Mr. Clark pursued Internet investment activities as chairman and chief executive officer of KMC Holdings LLC. Mr. Clark served as vice chairman of Modem Media. Poppe Tyson from May 1998 to August 1998. From May 1997 to May 1998, Mr. Clark served as chairman and chief executive officer of Poppe Tyson, a global digital marketing business. From March 1996 to May 1997, he served as a director of and advisor to Poppe Tyson. Mr. Clark founded Cross Country Staffing in 1986, and was chairman and chief executive officer from 1986 through 1994 and chairman from June 1994 through March 1996. Mr. Clark serves as a director of Healthmarket.com and Primary Knowledge, Inc. and as an advisor to the board of Ecommerce Solutions, LLC.

         David C. Hodgson has served as a director since July 2000. Mr. Hodgson is a managing member of General Atlantic Partners, LLC, a private equity investment firm. He has been with General Atlantic, LLC or its predecessors since 1982. Mr. Hodgson is also a director of S1 Corporation, a provider of Internet-based software and infrastructure for financial institutions, Proxicom Inc., a provider of Internet and intranet design and implementation services, Atlantic Data Services, Inc., a provider of computer services to the banking industry, Baan Company N.V., a business management software company, ProBusiness, Inc., a provider of outsourced employee administrative services, and several private information technology companies.

Executive Officers Who Are Not Directors

         David M. Obstler joined ScreamingMedia in March 2000 as our chief financial officer. From September 1996 to July 1999, Mr. Obstler served as a vice president in the investment banking department at J.P. Morgan where he was responsible for advising companies in the telecommunications sector. From June 1993 to September 1996, Mr. Obstler was an executive director in the equity capital markets department at Lehman Brothers. From September 1986 to June 1993, Mr. Obstler worked in the investment banking department at Goldman Sachs, most recently as a vice president. Mr. Obstler is 41 years old.

         J. Terrence Waters was appointed chief operating officer in June 2000. From February to May 2000, he served as our president, international. From July 1999 to February 2000, Mr. Waters pursued Internet investment and consulting activities as an independent consultant. From September 1985 to June 1999, Mr. Waters was employed by Gartner Group, Inc., most recently serving as senior vice president and managing director of executive programs. Prior to this, Mr. Waters was vice president, worldwide marketing from October 1990 to December 1993 and vice president, eastern region sales from March 1987 to October 1990. Mr. Waters was employed by the Xerox Corporation from September 1981 to August 1985. Mr. Waters is 42 years old.

         Marianne Howatson has served as our executive vice president of global content management since June 1999. From June 1998 through April 1999, Ms. Howatson served as an advisor to Emap plc, the British publisher of Elle, New Woman and Q magazines, on the acquisition by Emap plc of the Peterson Publishing Company. From April 1997 through March 1998, Ms. Howatson was executive vice president of Playboy Enterprises, Inc. and president of the Publishing Group of Playboy. In this position Ms. Howatson oversaw Playboy's domestic and overseas publishing businesses, including the U.S. edition of Playboy Magazine, its 15 foreign editions and new media business. From 1995 to April 1997, Ms. Howatson was an equity partner and general manager of Cardinal Business Media. Prior to that Ms. Howatson was group publisher at Gruner + Jahr USA Publishing and publisher of Conde Nast Publications' Self magazine and American Express' Travel and Leisure magazine. Ms. Howatson is 52 years old.

         David P. Tamburri has served as our senior vice president of product management and business development since January 2001. From June 2000 until January 2001, Mr. Tamburri served as our senior vice president of U.S. sales. From May 1999 to May 2000, Mr. Tamburri served as our vice president of business development. Between January 1998 and May 1999, Mr. Tamburri attended Harvard Business School, graduating with an M.B.A. Mr. Tamburri was employed by B. Braun-McCaw Medical Inc. as a territory manager and sales trainer from May 1995 to December 1997. Mr. Tamburri is 30 years old.

         Steven Spencer has served as our chief technology officer since January 2001. From April 2000 to January 20001, Mr. Spencer served as senior vice president of wireless. From January 1998 to March 2000, Mr. Spencer was the senior managing director of business management for the wireless Internet applications division of Lucent Technologies. In this position, Mr. Spencer was responsible for developing and managing a portfolio of wireless Internet enabling technologies for Lucent's global business. Prior to this, Mr. Spencer held a number of positions at Lucent Technologies, including project director for Internet appliances, director, business development for Internet Technologies, project director for broadband interactive television and director, business management for optical carrier systems. Mr. Spencer began his career with Bell Laboratories in 1980 as a design engineer in the digital carrier loop laboratory. Mr. Spencer is 42 years old.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities (collectively, "Section 16 reporting persons"), to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company.
Section 16 reporting persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and on written representations that no other reports were required, during the fiscal year ended December 31, 2000, the Section 16 reporting persons complied with all Section 16(a) filing requirements applicable to them, except that the Company's registration statement with respect to the Company's Common Stock was declared effective by the SEC on August 2, 2000 and Jay Chiat, Kevin C. Clark, Alan S. Ellman, James D. Robinson III, Patrick McNeela, Kenneth B. Lerer, Wm Brian Little, William
P. Kelly, David M. Obstler, J. Terrence Waters, Marianne Howatson, David P. Tamburri and Steven Spencer did not meet the Section 16(a) filing requirements until August 3, 2000.

The Board of Directors and Its Committees

         The Board met eight times during 2000. Each of the members of the Board attended at least 75% of the meetings of the Board and of the Board committees on which he served. The Board has three standing committees: the audit committee, the compensation committee and the nominating committee. During 2000, the audit committee met one time, the compensation committee met four times, the and the nominating committee met one time.

Audit Committee. On March 30, 2000, the Board adopted a new charter for the audit committee (the "Charter"). A copy of the Charter is attached to this Proxy Statement as Appendix I. The Charter contains the audit committee's mandate, membership requirements and duties and obligations. In accordance with the Charter, the audit committee reviews our internal accounting procedures and considers and reports to the Board with respect to other auditing and accounting matters, including the selection of our independent auditors, the scope of annual audits, fees to be paid to our independent auditors and the performance of our independent auditors. The audit committee consists of Messrs. Hodgson, McNeela and Robinson. Each member of the audit committee is "independent" within the meaning of the NASD rules, and, as a result, has no relationship with the Company that may interfere with the exercise of his independence from the Company and the Company's management.

Compensation Committee. The compensation committee reviews and recommends to the Board the salaries, benefits and stock option grants for all employees, consultants, directors and other individuals compensated by us. The compensation committee also administers our stock option and other employee benefit plans. The compensation committee currently consists of Messrs. Chiat, McNeela and Robinson.

Nominating Committee. The nominating committee considers candidates for nomination to the Board and makes recommendations to the Board based on that consideration. The nominating committee currently consists of Messrs. Hodgson, McNeela and Robinson.

         The by-laws of the Company prescribe an advance notice procedure with regard to the nomination, by a stockholder, of candidates for election as directors (the "Nomination Procedure"). The by-laws provide that stockholders seeking to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice in writing. To be timely, a stockholder's notice must be delivered to or mailed and received at our principal executive offices not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. However, in the event that the annual meeting is called for a date that is not within 30 days before or after that anniversary date, notice by the stockholder in order to be timely must be received not later than the close of business on the tenth day following the date on which notice of the date of the annual meeting was mailed to stockholders or made public, whichever first occurs. Our by-laws also specify requirements as to the form and content of a stockholder's notice. These provisions may preclude stockholders from making nominations for directors at an annual meeting of stockholders. Any such nomination should be mailed to: ScreamingMedia Inc. 601 West 26th Street, 13th Floor New York, New York 10001: Attn: Francis Sheehan, Secretary.

Compensation Committee Interlocks and Insider Participation

         In 2000, the compensation committee consisted of Messrs. Chiat, Little and Robinson. Mr. Little served on our compensation committee until September 17, 2000 when he passed away. Mr. Robinson was nominated to the compensation committee on September 26, 2000. None of the members of our compensation committee served or serves as a member of the Board or compensation committee of any entity that has one or more executive officers serving as a member of our Board or compensation committee. From November 1998 to December 1999, Mr. Chiat served as our interim chief executive officer.

         Between October 1998 and March 1999, several of our officers, directors and related persons lent us an aggregate of $550,000, including $250,000 from Mr. Chiat and $50,000 each from Mr. Robinson and his spouse. The promissory notes evidencing these loans were converted into an aggregate of 443,298 shares of our Common Stock in March 1999. In 1996, we received a non-interest bearing loan of $19,350 from Mr. Ellman, which we repaid during 1999. In April 1999, we executed an agreement employing the firm of Robinson, Lerer & Montgomery, for corporate communications services for a monthly fee of $20,000. Linda Robinson, the spouse of Mr. Robinson, is a principal of Robinson, Lerer & Montgomery. The services provided under this contract are general public relations advice and consultancy services. In May 1999, we invested $150,000 to purchase 384,615 shares of Series A convertible preferred stock of SoftCom, Inc. We also hold a warrant that expires May 14, 2004 for purchase of up to 19,231 additional shares of Series A preferred stock of SoftCom at an exercise price of $0.39 per share. Mr. Chiat became a director of SoftCom at the closing of this investment.

Compensation of Directors

         Our compensation committee comprises Messrs. Chiat, McNeela and Robinson. Mr. Chiat served as our interim chief executive officer from November 1998 to December 1999. We do not currently pay cash fees to our directors for attending Board or committee meetings, but we reimburse non-employee directors for their reasonable expenses incurred in connection with attending these meetings. In September 2000, the Board of Directors approved a plan to compensate any new non-employee members of the Board of Directors with an initial grant of 30,000 shares of our common stock upon their nomination to the Board. The Board of Directors also approved an annual grant of 5,000 shares of our common stock for all non-employee directors. Pursuant to these arrangements Kevin O'Connor, who was appointed to the Board on October 20, 2000, was granted 30,000 shares of our common stock on such date, and Michael H. Jordan who was appointed to the Board on January 11, 2001, was granted 30,000 shares of our common stock on such date.

                       REPORT OF THE AUDIT COMMITTEE

During the past year, the audit committee has, among other activities, (i) reviewed and discussed with management the Company's audited annual financial statements for the fiscal year ended December 31, 2000 and interim quarterly results, (ii) discussed with Deloitte & Touche LLP, the Company's independent auditors, the matters required to be discussed by American Institute of Certified Public Accountants Auditing Standards Board on Auditing Standards No. 61 "Communications with Audit Committees", and
(iii) considered the independence of Deloitte & Touche LLP, by having discussions with representatives of Deloitte & Touche LLP and received a letter from them including disclosures required by the Independence Standards Board Standard No. 1 "Independence Discussions with Audit Committees". On the basis of the above, the audit committee has recommended to the Board that the Company's audited financial statements for the fiscal year ended December 31, 2000 be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

The audit committee
of the Board of Directors

Patrick McNeela, Chairman
James D. Robinson III
David C. Hodgson


                           EXECUTIVE COMPENSATION

         The following table sets forth information regarding the base compensation awarded for the past two fiscal years to our chief executive officer and each of the four next most highly compensated executive officers of the Company (collectively, the "Named Executive Officers ").


                         Summary Compensation Table

                                                               Annual Compensation
                                                         -----------------------------------
                                                                                  Long Term
                                                                                 Compensation
                                                                                    Shares
                                                                                  Underlying
Name and Principal Position                  Year     Salary($)      Bonuses    Options(#)(3)
---------------------------                  ----     ---------      -------    --------------

Kevin C. Clark(1) .......................    2000        $300,000     $      0         238,095
     Chief Executive Officer                 1999        $ 46,140     $      0       1,214,286

Alan S. Ellman...........................    2000        $206,923     $100,000             ---
     President and Founder                   1999        $ 95,870     $100,000

David Obstler(2).........................    2000        $180,000     $  5,000         445,238
     Chief Financial Officer and
     Treasurer

David Tamburri(3)........................    2000        $150,000      $31,769          72,858
     Senior Vice President of  Product       1999        $ 55,400      $     0         161,903
     Management and Business Development

Marianne Howatson(4).....................    2000        $180,000      $40,360          19,842
       Executive Vice President, Global      1999        $103,930      $70,000         809,524
       Content Management and Development


--------------------------

(1)      Mr. Clark joined ScreamingMedia on November 8, 1999.

(2)      Mr. Obstler joined ScreamingMedia on March 8, 2000.

(3)      Mr. Tamburri joined ScreamingMedia on May 17, 1999.

(4)      Ms. Howatson joined ScreamingMedia on June 7, 1999.


Option Grants in 2000

         The following table sets forth information concerning grants of stock options made during 2000 to each of the Named Executive Officers. Potential realizable value is presented net of the option exercise price, but before any federal or state income taxes associated with exercise, and is calculated assuming that the fair market value on the date of the grant appreciates at the indicated annual rates, compounded annually, for the term of the option. The 0%, 5% and 10% assumed rates of appreciation are mandated by the rules of the SEC and do not represent our estimate or projection of future increases in the price of our common stock. Actual gains will be dependent on the future performance of our common stock and the option holder's continued employment throughout the vesting period. Accordingly, the amounts reflected in the following table may not actually be achieved.


                                                                                   Potential    Realizable       Value at
                                          Percentage                               Assumed         Annual      Rates of Stock
                                          of Total                                 Price       Appreciation    for Option Term
                                          Options
                            Number of     Granted to
                            Securities    Employees
                            Underlying    in Fiscal    Exercise
                            Options       Year         Price         Expiration
                            Granted       (%)          ($/sh)        Date            0%            5%            10%
Name                         (#)

Kevin C. Clark              238,095(1)      7.65%     $12.00         7/10/10           -        $1,796,840  $4,553,545
Alan S. Ellman                    0           -            -              -            -            -           -
David M. Obstler            371,032(2)     11.93%     $ 2.59(3)      3/13/07       $3,491,411    5,303,979   7,715,464
                             74,206(1)      2.38%     $12.00         7/10/10           -           560,013   1,419,183
David P. Tamburri            33,730(1)      1.08%     $ 5.74(3)      3/01/10          211,150      465,701     856,233
                             39,128(1)      1.25%     $12.00         7/10/10           -           295,289     748,319
Marianne Howatson            19,842(1)      0.63%     $12.00         7/10/10           -           149,742     379,476

---------------
(1) This stock option vests over a 4-year period with 25% of such option vesting on the first anniversary of the grant date and the balance of such option vesting in 12 successive equal quarterly installments.

(2) This stock option vests over a 3-year period with 25% of such option vesting six months after the grant date and the balance of such option vesting in 10 successive equal quarterly installments.

(3) We estimated, at the time this stock option was granted, that the fair value of our Common Stock was $12.00 per share. This estimate was based on the initial public offering price of our Common Stock, which was expected to be between $11.00 and $13.00 per share, as documented on our registration statement on Form S-1 filed with the SEC.



         In the event of a change in control, if any of the Named Executive Officers are terminated within two years following such a change in control, the above-mentioned stock options become immediately vested and/or exercisable.


2000 Option Exercises and Option Values

         The following table sets forth information concerning unexercised stock options held on December 31, 2000 by the Named Executive Officers. None of these persons exercised any options during 2000. The value of "in-the-money" options represents the difference between the exercise price of an option and the fair market value of our common stock as of December 31, 2000, which was $3.00 (the closing price on NASDAQ on Friday, December 29, 2000).

               Aggregated Fiscal Year-End 2000 Option Values


                                                                  Number of Shares                  Value of
                                                                     Underlying                   Unexercised
                                                                    Unexercised                   in-the-Money
                                                                 Options at Fiscal             Options at Fiscal
                                                                    Year-End(#)                   Year-End($)
Name                                                         Exercisable/Unexercisable     Exercisable/Unexercisable
----                                                         -------------------------     -------------------------

Kevin C. Clark......................................                   667,855/784,526               $394,034/$322,394
Alan S. Ellman......................................                         -                               -
David M.  Obstler...................................                   120,584/324,654                $49,439/$102,684
David P. Tamburri...................................                   113,894/120,867               $271,156/$69,490
Marianne Howatson...................................                   404,762/424,603               $675,953/$675,951


Employment/Severance Agreements

         Kevin C. Clark. We are a party to a three-year employment agreement with Kevin C. Clark, dated November 8, 1999. Pursuant to this agreement, he serves as our chief executive officer. In addition to providing for an annual salary, participation in any bonus plans we have for our senior executives, and participation at the highest level in all of our benefit plans and fringe benefit arrangements, Mr. Clark was granted an option to purchase 1,214,285 shares of our common stock at an exercise price of $2.41 per share. Under the employment agreement, we are obligated to pay Mr. Clark an additional payment to reimburse him for any excise tax imposed under Section 4999 of the Internal Revenue Code on any payment, including any gross-up payments, made to Mr. Clark, whether the payments are made under his employment agreement or otherwise. If Mr. Clark is terminated without cause or he quits for good reason, he will receive his base salary, medical and other insurance benefits for six months following termination. In addition, all options held by Mr. Clark that would have vested within one year after termination, had he been employed for that period, will automatically vest on the date of his termination. Mr. Clark is subject to six-month post-termination non-competition and non-solicitation covenants.

         Alan S. Ellman. We are party to a severance agreement with Alan Ellman, dated as of January 29, 2001, having an initial term of three years and providing for automatic one-year renewals thereafter. In the event that Mr. Ellman's employment with the Company is terminated during the term of his agreement, Mr. Ellman will be entitled to receive an aggregate amount equal to $300,000 ($400,000 if the termination occurs as of or following a change in control of the Company), paid in 12 equal monthly installments commencing immediately following the effective date of such termination, together with all compensation and benefits payable under the terms of our compensation and benefit plans. Mr. Ellman's agreement provides for an additional payment to be made to reimburse him for any excise tax imposed under section 4999 of the Code with respect to with any payment or benefit he receives in connection with a change in control of the Company, whether such payment or benefit was provided under the agreement or any other of our compensation or incentive plans. The agreement also provides that Mr. Ellman will be reimbursed for legal fees and expenses incurred by him in a good-faith dispute relating to the termination of his employment, enforcing the terms of the agreement, or in connection with any proceeding concerning the application of section 4999 of the Code to any payment or benefit provided under the agreement.

         Marianne Howatson. We are party to an employment agreement with Marianne Howatson, dated June 7, 1999. Pursuant to this agreement, in addition to a signing bonus and an annual salary, Ms. Howatson was granted an option to purchase 809,524 shares of our common stock at an exercise price of $1.34 per share.

         David M. Obstler. We are party to a three-year employment agreement with David M. Obstler, dated March 8, 2000. Pursuant to this agreement, Mr. Obstler serves as our chief financial officer and is entitled to an annual salary and a minimum annual bonus of $50,000. Furthermore, Mr. Obstler is eligible to participate in any bonus plans we have for our senior executives on a level and on terms no less favorable than our other senior executives, and participates at the highest level in all of our benefit plans and fringe benefit arrangements. Under the agreement, Mr. Obstler was granted an option to purchase 371,032 shares of our common stock at an exercise price of $2.59 per share, and we are obligated to pay Mr. Obstler an additional payment to reimburse him for any excise tax imposed by Section 4999 of the Internal Revenue Code (or any similar excise tax) on any payment, including any gross up payments, made to Mr. Obstler, whether under this agreement or otherwise. If Mr. Obstler's employment is terminated without cause, or he terminates his employment for good reason, he will receive salary and continued insurance coverage for six months, a prorated merit bonus for the year in which termination occurs and all equity awards that we have granted to him (under the agreement or otherwise) will become vested to the extent that they would otherwise have vested within the year after termination. Mr. Obstler is subject to six-month post-termination non-competition and non-solicitation covenants.

Report on Executive Compensation

         The following is a report by the Company's compensation committee regarding the Company's executive compensation objectives, executive compensation program and the compensation of the Company's chief executive officer:

         Executive Compensation Objectives. The objective of the Company's executive compensation program is to attract, retain and motivate talented executives who will maximize stockholder value. In order to achieve this objective, in addition to annual base salaries, the executive compensation program utilizes a combination of long-term incentives through equity-based compensation and annual incentives through cash bonuses. The program is intended to align the interests of executives with those of the Company's stockholders by linking a portion of executive compensation directly to increases in stockholder value. The Company seeks to provide total compensation to its executive officers that is competitive with total compensation paid by technology companies similar to the Company.

         Proceedings of the Compensation Committee. The compensation committee determines compensation for the Company's executive officers and is comprised of three non-employee directors, Messrs. Chiat, McNeela and Robinson. It is the compensation committee's policy to have a portion of each executive officer's compensation contingent upon the Company's performance as well as upon such executive officer's level of performance. The principal factors considered by the compensation committee for each executive officer's compensation package for fiscal year 2000 are summarized below. The compensation committee exercises independent discretion in respect of executive compensation matters.

         Base Salary. Base salaries for Mr. Clark, Mr. Obstler and Ms. Howatson are the subject of the employment agreements between the Company and each such Named Executive Officer as described above. The base salaries of Mr. Ellman and Mr. Tamburri were reviewed during 2000 by the compensation committee in connection with the performance of such Named Executive Officer and the performance of the Company. Mr. Tamburri received an increase in base salary from $125,000 to $175,000 effective July 1, 2000.

         Annual Incentives. In addition to base salaries, executive officers of the Company are eligible to receive annual cash bonuses. Mr. Obstler and Ms. Howatson received cash bonuses in fiscal year 2000 in accordance with their employment agreements as described above. The cash bonuses of Mr. Ellman and Mr. Tamburri were determined by the compensation committee following a review of the performance of such officer and the performance of the Company.

         Long-Term Incentives. Long-term incentives are provided by the Company to executive officers of the Company through the granting of equity incentives, principally stock options. Stock option grants are designed to align the executive officer's interests with those of the stockholders and provide each executive officer with a significant incentive to manage the Company in a manner which maximizes stockholder value. The stock option grants to Mr. Clark, Mr. Obstler, Ms. Howatson and Mr. Tamburri were determined by the compensation committee following a review of the performance of such officer and the performance of the Company. The material terms of the stock options granted to the Named Executive Officers are described above in "Option Grants in 2000".

         Chief Executive Officer Compensation. The principal factors considered by the compensation committee for the Mr. Clark's compensation package were the same as those considered by the compensation committee in relation to the compensation of the other executive officers of the Company, which include the performance such officer and the performance of the Company. Pursuant to the employment agreement between Mr. Clark and the Company, Mr. Clark's base salary for the fiscal year 2000 was $300,000. His base salary was reviewed by the compensation committee but not raised. Mr. Clark was granted a stock option in 2000, as discussed in the table "Option Grants 2000" following review by the compensation committee in connection with the performance of such officer and the performance of the Company.

         Tax Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code "), limits the deductibility on the Company's tax return of compensation over $1 million to any of the Named Executive Officers of the Company unless, in general, the compensation is paid pursuant to a plan which is performance-related, non-discretionary and has been approved by the Company's stockholders. The compensation committee's policy with respect to section 162(m) is to make every reasonable effort to ensure that compensation is deductible to the extent permitted while simultaneously providing Company executives with appropriate compensation for their performance. The Company did not pay any compensation during 2000 that would be subject to the limitations set forth in section 162(m).

                                 Submitted by the compensation committee
                                 of the Board of Directors:
                                 Jay Chiat, Chairman
                                 Patrick McNeela
                                 Jim Robinson


                          STOCK PERFORMANCE GRAPH


         The following graph provides a comparison of the cumulative total stockholder return on the Company's Common Stock for the period from August 3, 2000 (the date upon which the Company's Common Stock commenced trading on the NASDAQ) to December 31, 2000 with the cumulative total return for the NASDAQ Stock Market (U.S. Companies) (the "NASDAQ Index") and the J.P. Morgan H&Q Internet Index (the "J.P. Morgan Internet Index"). Total return values were calculated based on cumulative total return assuming the investment on August 3, 2000 of $100 in each of the Common Stock, and in the NASDAQ Index and the JP Morgan H&Q Internet Index.

                   Comparison Of Cumulative Total Return
                 Among ScreamingMedia Common Stock, NASDAQ
                    Index And J.P. Morgan Internet Index

                              [OBJECT OMITTED]


                                                                             J.P. Morgan Internet
        DATE             ScreamingMedia              NASDAQ Index                    Index
        ----             --------------              ------------                    -----
      8/3/00(1)              100.00                     100.00                       100.00
       Aug-31                110.12                     111.96                       116.25
       Sep-30                89.29                       97.41                       102.81
       Oct-31                41.67                       89.37                       87.10
       Nov-30                38.10                       68.90                       58.08
       Dec-31                28.57                       65.28                       53.07

  (1)    Based on the closing price on August 3, 2001 being the day on which the Company's
         Common Stock commenced trading on NASDAQ.



                   PRINCIPAL AND MANAGEMENT STOCKHOLDERS


         The following table sets forth information regarding the
beneficial ownership of our Common Stock as of March 31, 2001 by:

     - each of our Named Executive Officers and directors;

     - each person, entity or group known by us to own beneficially more than 5% of our outstanding Common Stock; and

     - all of our Named Executive Officers and directors as a group.

         Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include shares of Common Stock issuable upon the exercise of stock options or warrants that are immediately exercisable or exercisable within 60 days. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Percentage ownership calculations are based on 38,099,303 shares outstanding as of March 31, 2001.


                                                                               Shares of Common
                                                                                    Stock
                                                                               Beneficially Owned
                                                                                as of March 31, 2001
Name of Beneficial Owners                           Number                     Percent of Class(1)
-------------------------                           ------                     ----------------

Alan Ellman                                          4,179,048                        10.97%
Jay Chiat                                            2,705,742                         7.10%
Kevin C. Clark (2)                                   1,317,007                         3.37%
Marianne Howatson (3)                                517,695                           1.34%
Michael H. Jordan                                    30,000                                *
Patrick J. McNeela (4)                               0                                     *
David M. Obstler (5)                                 153,411                               *
Kevin O'Connor                                       104,921                               *
David C. Hodgson (6)                                 6,540,448                        17.17%
James D. Robinson III (7)                            2,874,566                         7.5%
David P. Tamburri (8)                                160,598                           0.42%
General Atlantic Partners, LLC (6)                   6,540,448                        17.17%
Van Wagoner Capital Management                       3,031,971                         7.96%
All executive officers and directors as a                                             46.79%
group (13 persons)                                   18,718,047


*     Less than one percent.
(1) All information has been determined as of March 31, 2001. For purposes of this table a person is deemed to have "beneficial ownership" of the number of shares of Common Stock that a person has the right to acquire pursuant to the exercise of stock options exercisable within 60 days.

(2)   Includes options to purchase 941,069 shares of common stock.

(3)   Includes options to purchase 517,195 shares of common stock.

(4) Excludes 1,538,904 shares of Common Stock that which are held by General Electric Pension Trust and for which General Electric Pension
      Trust has sole voting and dispositive power. Mr. McNeela is a vice president of General Electric Investment Corporation, the investment manager of General Electric Pension Trust. Mr. McNeela disclaims any beneficial ownership of these shares.

(5)   Includes options to purchase 148,411 shares of Common Stock.

(6) Consists of 6,540,448 shares of Common Stock that are beneficially owned by General Atlantic Partners, LLC for which Mr. Hodgson is a managing member. General Atlantic Partners, LLC is the general partner of General Atlantic Partners 69, L.P. and the managing member of GapStar, LLC. The managing members of General Atlantic Partners,
      LLC are also the general partners of GAP Coinvestment Partners II, L.P. David Hodgson is a managing member of General Atlantic Partners,
      LLC and a general partner of GAP Coinvestment Partners II, L.P. Mr.
      Hodgson disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(7)   Includes 33,835 shares owned by Mr. Robinson's wife, Linda Robinson.
      Mr. Robinson disclaims beneficial ownership of these shares. This number also includes 497,459 shares of Common Stock held by RRE
      Ventures II L.P. and 87,022 shares of Common Stock held by RRE
      Ventures Fund II, L.P. Mr. Robinson is a member of RRE Ventures GP
      II, LLC, which indirectly exercises exclusive control over RRE
      Ventures II, L.P. and RRE Ventures Fund II, L.P. Mr. Robinson disclaims beneficial ownership of the shares held by RRE Ventures II, L.P. and RRE Ventures Fund II, L.P.

(8)   Includes options to purchase 159,543 shares of Common Stock.

               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Guarantee Of Lease Obligations By Chairman

         In February 2000, our chairman, Jay Chiat, gave a personal guarantee in respect of our obligations under a lease of 17,500 square feet of space adjacent to our headquarters that we assumed from the previous tenant. The lease runs until January 2009, and our annual obligation is approximately $0.5 million.

Sale Of Series C Preferred Stock To Entities Associated With Directors

         On July 17, 2000, we sold 6,540,448 shares of Series C preferred stock in a private placement to entities associated with Mr. David Hodgson, who became a director upon the closing of that offering. Of these shares, 5,308,097 are held by General Atlantic Partners 69, L.P., 408,778 shares are held by GapStar, LLC, and 823,573 are held by GAP Coinvestment Partners II, L.P. General Atlantic Partners, LLC is the general partner of General Atlantic Partners 69, L.P. and the managing member of GapStar, LLC. The managing members of General Atlantic Partners, LLC are also the general partners of GAP Coinvestment Partners II, L.P. Mr. Hodgson is a managing member of General Atlantic Partners, LLC and a general partner of GAP Coinvestment Partners II, L.P. In the same transaction, we sold 333,987 shares of Series C preferred stock to General Electric Pension Trust. Patrick McNeela, one of our directors, is a vice president of General Electric Investment Corporation, the investment manager of General Electric Pension Trust.

         In the same transaction, we sold 497,459 shares of Series C preferred stock to RRE Ventures II, L.P. and 87,022 shares of Series C preferred stock to RRE Ventures Fund II, L.P. James Robinson III, one of our directors and principal stockholders, is a member of RRE Ventures GP II, LLC, which indirectly exercises exclusive control over RRE Ventures II, L.P. and RRE Ventures Fund II, L.P.

         In the same transaction, we sold 16,355 shares of Series C preferred stock to AMCITO Partners, L.P. Brian Little, who at the time was one of our directors, had sole voting and dispositive power over shares owned by AMCITO Partners, L.P.

      PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         Upon recommendation of the audit committee of the Board, the Board has appointed Deloitte & Touche LLP as the Company's independent auditors for the year ending December 31, 2001 and hereby requests that the stockholders ratify such appointment.

         Effective June 16, 1999, Deloitte & Touche LLP was engaged commencing with the fiscal years December 31, 1998 and December 31, 1999 as our independent auditors, replacing David Tarlow & Co., C.P.A., P.C., who had previously served as our independent auditors. The decision to dismiss David Tarlow & Co., C.P.A., P.C. and to engage Deloitte & Touche LLP was approved by our Board. In the period from January 1, 1997 to June 16, 1999, David Tarlow & Co., C.P.A., P.C. issued no audit report that was qualified or modified as to uncertainty, audit scope or accounting principles, no adverse opinions or disclaimers of opinion on any of our financial statements, and there were no disagreements with David Tarlow & Co., C.P.A., P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures. Prior to June 16, 1999, we had not consulted with Deloitte & Touche LLP on items, which involved our accounting principles or the form of audit opinion to be issued on our financial statements.

Audit Fees

         The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte") for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and for the reviews of the financial statements included in the Company's Quarterly Report on Form 10-Q for that year were $200,000.

Financial Information Systems Design and Implementation Fees

         There were no fees billed by Deloitte for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2000.

All Other Fees

         The aggregate fees billed by Deloitte for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees", for the fiscal year ended December 31, 2000 were $851,000. Of these fees, approximately $775,000 related to services performed in connection with the Company's initial public offering of Common Stock in August, 2000, including services provided in the preparation of the Company's registration statement on Form S-1 filed with the SEC. The audit committee has considered whether the provision of non-audit services described in the paragraph above is compatible with maintaining the principal auditors' independence. Representatives of Deloitte & Touche LLP are not expected to be present at the Annual Meeting.

         The Board recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as independent auditors.

                               OTHER MATTERS

Solicitation of Proxies

         The cost of solicitation of proxies in the form enclosed herewith will be paid by the Company. In addition to the solicitation of proxies by mail, the directors, officers and employees of the Company may also solicit proxies personally or by telephone without additional compensation for such activities. The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such holders for their reasonable expenses.

Stockholder Proposals

         Stockholders may submit proposals on matters appropriate for stockholder action at the annual meeting of stockholders, consistent with regulations adopted by the SEC and the by-laws of the Company. Proposals to be considered for inclusion in the proxy statement for the Company's 2002 annual meeting of stockholders must be received at the principal executive offices of the Company not later than December 8, 2001.

         The Company's by-laws provide that any stockholder wishing to have a stockholder proposal, other than a stockholder proposal included in the Company's proxy statement pursuant to Rule 14a-8, considered at an annual meeting of stockholders, must provide timely notice in writing. To be timely, a stockholder's notice must be delivered to or mailed and received at our principal executive offices not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. However, in the event that the annual meeting is called for a date that is not within 30 days before or after that anniversary date, notice by the stockholder in order to be timely must be received not later than the close of business on the tenth day following the date on which notice of the date of the annual meeting was mailed to stockholders or made public, whichever first occurs. Our bylaws also specify requirements as to the form and content of a stockholder's notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders. Any such proposals should be mailed to:
ScreamingMedia Inc. 601 West 26th Street, 13th Floor New York, New York 10001: Attn: Francis Sheehan, Secretary.

         In addition, pursuant to Rule 14a-4 of the Exchange Act, if a stockholder wishing to have a stockholder proposal considered at an annual meeting of stockholders fails to notify the Company in a timely fashion as described above, the Company may use discretionary authority to vote when the proposal is raised at the annual meeting, without any discussion of the matter in the proxy statement.

Other Matters

         The Board of Directors does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.



                                                                 Appendix I

                   CHARTER OF THE AUDIT COMMITTEE OF THE
                  BOARD OF DIRECTORS OF SCREAMINGMEDIA INC
                         AS ADOPTED BY THE BOARD ON
                               MARCH 30, 2000
---------------------------------------------------------------------------


I.       AUTHORITY

         The audit committee (the "Committee") of the Board of Directors (the "Board") of ScreamingMedia, Inc. (the "Corporation") is established pursuant to Article III, Section 11 of the Corporation's Amended and Restated by-laws and Section 141(c) of the Delaware General Corporation Law. The Committee shall be comprised of three or more directors as determined from time to time by resolution of the Board. Consistently with the appointment of other Board committees, the members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or at such other time as may be determined by the Board. The chairman of the Committee shall be designated by the Board, provided that if the Board does not so designate a chairman, the members of the Committee, by majority vote, may designate a chairman. The presence in person or by telephone of a majority of the Committee's members shall constitute a quorum for any meeting of the Committee. All actions of the Committee will require the vote of a majority of its members present at a meeting of the Committee at which a quorum is present.


II.      PURPOSE OF THE COMMITTEE

         The Committee's purpose is to provide assistance to the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Corporation and its subsidiaries.

         The Committee shall oversee the audit efforts of the Corporation's independent accountants and internal auditors and, in that regard, shall take such actions as it may deem necessary to satisfy itself that the Corporation's auditors are independent of management. It is the objective of the Committee to maintain free and open means of communications among the Board, the independent accountants, the internal auditors and the financial and senior management of the Corporation.


III.     COMPOSITION OF THE COMMITTEE

         (a) Each member of the Committee shall be an "independent" director within the meaning of the Nasdaq rules and, as such, shall be free from any relationship that may interfere with the exercise of his or her independent judgment as a member of the Committee. Notwithstanding the foregoing, as permitted by the rules of the Nasdaq, under exceptional and limited circumstances, one director who does not meet certain of the criteria for "independence" may be appointed to the Committee if the Board determines in its business judgment that membership on the Committee by such person is required by the best interests of the Corporation and its stockholders and the Corporation discloses in the annual proxy statement the nature of such person's relationship and the reasons for the Board's determination. All members of the Committee shall be financially literate at the time of their election to the Committee or shall become financially literate within a reasonable period of time after their appointment to the Committee. "Financial literacy" shall be determined by the Board in the exercise of its business judgment, and shall include a working familiarity with basic finance and accounting practices and an ability to read and understand fundamental financial statements. At least one member of the Committee shall have accounting or related financial management expertise, which shall require that the member has past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or senior officer with financial oversight responsibilities. Committee members, if they or the Board deem it appropriate, may enhance their understanding of finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant or firm.

         (b) Upon any changes in the composition of the Committee and otherwise approximately once each year, the Committee shall ensure that the Corporation provides Nasdaq with such written confirmation regarding:

         (i) Any determination that the Board has made regarding the independence of the Committee members;

         (ii)  The financial literacy of the Committee members;

         (iii) The determination that at least one of the Committee members has accounting or related financial management expertise; and

         (iv) The annual review and reassessment of the adequacy of the Committee's charter as the rules of Nasdaq require.


IV.      MEETINGS OF THE COMMITTEE

         The Committee shall meet with such frequency and at such intervals as it shall determine is necessary to carry out its duties and responsibilities. As part of its purpose to foster open communications, the Committee shall meet at least annually with management, the head of the internal auditing department and the Corporation's independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups or persons believe should be discussed privately. In addition, the Committee (or the chairman) should meet or confer with the independent accountants and management quarterly to review the Corporation's periodic financial statements prior to their filing with the Securities and Exchange Commission ("SEC"). The chairman should work with the Chief Financial Officer and management to establish the agendas for Committee meetings. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. The Committee shall maintain minutes of its meetings and records relating to those meetings and the Committee's activities and provide copies of such minutes to the Board.


V.       DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

         In carrying out its duties and responsibilities, the Committee's policies and procedures should remain flexible, so that it may be in a position to best react or respond to changing circumstances or conditions. The Committee should review and reassess annually the adequacy of the Committee's charter. The charter must specify: (1) the scope of the Committee's responsibilities and how it carries out those responsibilities,
(2) the ultimate accountability of the Corporation's independent auditors to the Board and the Committee, (3) the responsibility of the Committee and the Board for the selection, evaluation and replacement of the Corporation's independent auditors, and (4) that the Committee is responsible for ensuring that the Corporation's independent auditors submit on a periodic basis to the Committee a formal written statement delineating all relationships between the independent auditors and the Corporation and that the Committee is responsible for actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may affect the objectivity and independence of the independent auditors and for recommending that the Board take appropriate action to ensure the independence of the independent auditors.

         Without limiting the generality of the Committee's powers and responsibilities, the Committee is to:

Selection and Evaluation of Auditors

         (a) Make recommendations to the Board as to the selection of the firm of independent public accountants to audit the books and accounts of the Corporation and its subsidiaries for each fiscal year;

         (b) Review and approve the Corporation's independent auditors' annual engagement letter, including the proposed fees;

         (c) Review the performance of the Corporation's independent auditors and make recommendations to the Board regarding the replacement or termination of the independent auditors when circumstances warrant; and

         (d) Oversee the independence of the Corporation's independent auditors by, among other things:

         (i) requiring the independent auditors to deliver to the Committee on a periodic basis a formal written statement delineating all relationships between the independent auditors and the Corporation; and

         (ii) discussing with the independent auditors any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and recommending to the Board action by which it may satisfy itself of the auditors' independence;

         (e) Instruct the Corporation's independent auditors that they are ultimately accountable to the Committee and the Board, and that the Committee and the Board are responsible for the selection, evaluation and termination of the Corporation's independent auditors.

Oversight of Annual Audit and Quarterly Reviews

         (f) Review and, if appropriate, accept the annual audit plan of the Corporation's independent auditors, including the scope of audit activities, and monitor the plan's progress and results during the year;

         (g) Confirm through private discussions with the Corporation's independent auditors and the Corporation's management that no management restrictions are being placed on the scope of the independent auditors' work;

         (h) Review the results of the year-end audit of the Corporation, including (as applicable):

         (i) the audit report, the published financial statements, the management representation letter, the "Memorandum Regarding Accounting Procedures and Internal Control" or similar memorandum prepared by the Corporation's independent auditors, any other pertinent reports and management's responses concerning such memorandum;

         (ii) the qualitative judgments of the independent auditors about the appropriateness of accounting principle and financial disclosure practices used or proposed to be adopted by the Corporation and, particularly, about the degree of aggressiveness or conservatism of its accounting principles and underlying estimates;

         (iii) the methods used to account for significant unusual transactions;

         (iv) the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

         (v) management's process for formulating sensitive accounting estimates and the reasonableness of these estimates;

         (vi)  significant recorded and unrecorded audit adjustments;

         (vii) any material accounting issues among management, the Corporation's internal auditing department and the independent auditors; and

         (viii) other matters required to be communicated to the Committee under generally accepted auditing standards, as amended, by the independent auditors;

         (i) Review with management and the Corporation's independent auditors such accounting policies (and changes therein) of the Corporation, including any financial reporting issues which could have a material impact on the Corporation's financial statements, as are deemed appropriate for review by the Committee prior to any interim or year-end filings with the SEC or other regulatory body;

         (j) Confirm that the Corporation's interim financial statements included in Quarterly Reports on Form 10-Q have been reviewed by the Corporation's independent auditors;

Oversight of Financial Reporting Process and Internal Controls

         (k) Review the adequacy and effectiveness of the Corporation's accounting and internal control policies and procedures through inquiry and discussions with the Corporation's independent auditors and management of the Corporation;

         (l) Review with management the Corporation's administrative, operational and accounting internal controls, including controls and security of the computerized information systems, and evaluate whether the Corporation is operating in accordance with its prescribed policies, procedures and codes of conduct;

         (m) Review with management and the independent auditors any reportable conditions and material weaknesses, as defined by the American Institute of Certified Public Accountants, affecting internal control;

         (n) Receive periodic reports from the Corporation's independent auditors and management of the Corporation to assess the impact on the Corporation of significant accounting or financial reporting developments proposed by the Financial Accounting Standards Board or the SEC or other regulatory body, or any other significant accounting or financial reporting related matters that may have a bearing on the Corporation;

         (o) Establish and maintain free and open means of communication between and among the Board, the Committee, the Corporation's independent auditors, the Corporation's internal auditing department and management;

Other Matters

         (p) Meet annually with the general counsel, and outside counsel when appropriate, to review legal and regulatory matters, including any matters that may have a material impact on the financial statements of the Corporation;

         (q) Prepare a report to be included in each annual proxy statement (or, if not previously provided during the fiscal year, any other proxy statement or consent statement relating to the election of directors) of the Corporation commencing after December 15, 2000 which states, among other things, whether:

         (i) the Committee has reviewed and discussed with management the audited financial statements to be included in the Corporation's Annual Report on Form 10-K;

         (ii) the Committee has discussed with the Corporation's independent auditors the matters that the auditors are required to discuss with the Committee by Statements on Auditing Standard No. 61, (as it may be modified or supplemented);

         (iii) the Committee has received the written disclosures and the letter from the Corporation's independent auditors required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with the independent auditors their independence; and

         (iv)  based on the review and discussions described in subsections
               (i), (ii) and (iii) above, the Committee has recommended to the Board that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for the last fiscal year for filing with the SEC;

         (r) Review the Corporation's policies relating to the avoidance of conflicts of interest and review past or proposed transactions between the Corporation and members of management as well as policies and procedures with respect to officers' expense accounts and perquisites, including the use of corporate assets. The Committee shall consider the results of any review of these policies and procedures by the Corporation's independent auditors;

         (s) Receive any information that the independent auditors report pursuant to Section 10A of the Securities Exchange Act of 1934 and respond to it in accordance with the Committee's duties;

         (t) Conduct or authorize investigations into any matters within the Committee's scope of responsibilities, including retaining outside counsel or other consultants or experts for this purpose; and

         (u) Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate.

With respect to the duties and responsibilities listed above, the Committee should:

         (a) Report regularly to the Board on its activities, as appropriate;

         (b) Exercise reasonable diligence in gathering and considering all material information;

         (c) Understand and weigh alternative courses of conduct that may be available;

         (d) Focus on weighing the benefit versus harm to the Corporation and its shareholders when considering alternative recommendations or courses of action;

         (e) If the Committee deems it appropriate, secure independent expert advice and understand the expert's findings and the basis for such findings, including retaining independent counsel, accountants or others to assist the Committee in fulfilling its duties and responsibilities; and

         (f) Provide management, the Corporation's independent auditors and internal auditors with appropriate opportunities to meet privately with the Committee.

                                   * * *

         While the Committee has the duties and responsibilities set forth in this charter, the Committee is not responsible for planning or conducting the audit or for determining whether the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Similarly, it is not the responsibility of the Committee to resolve disagreements, if any, between management and the independent auditors or to ensure that the Corporation complies with all laws and regulations.

                            SCREAMINGMEDIA INC.
                      601 West 26th Street, 13th Floor
                          New York, New York 10001

    Proxy for Annual Meeting of Stockholders to be held on June 12, 2001

             THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


         The undersigned hereby constitutes and appoints Alan S. Ellman and Kevin Clark, and either of them, as Proxies of the undersigned, with full power of substitution, to vote all shares of Common Stock of ScreamingMedia Inc. (the "Company") held of record by the undersigned as of the close of business on April 26, 2001, on behalf of the undersigned at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 601 West 26th Street, 13th Floor, New York, New York, 9:30 a.m., local time, on Tuesday, June 12, 2001, and at any adjournments or postponements thereof.

         When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is given, this proxy will be voted FOR the two nominees of the Board of Directors listed in Proposal 1 and FOR Proposal 2. In their discretion, the Proxies are each authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof. A stockholder wishing to vote in accordance with the Board of Directors' recommendations need only sign and date this proxy and return it in the enclosed envelope.

                                                     ------------------
         Please vote and sign on other side and         SEE REVERSE
        return promptly in the enclosed envelope.          SIDE
                                                     ------------------



|X| Please mark your votes as in this example.

1.    To elect two Class I Directors of the Company to
      serve until the 2004 Annual Meeting of Stockholders
      and until their respective successors are duly elected
      and qualified.                                                                                FOR   AGAINST  ABSTAIN


Nominees: James D. Robinson III, Michael H. Jordan,               2.  To ratify the selection of    |_|     |_|      |_|
                                                                      Deloitte & Touche LLP as the
                 FOR      WITHHELD                                    independent auditors of
                |_|         |_|                                       the Company for the fiscal
                                                                      year ending December 31, 2001.

|_|___________________________ MARK HERE   |_|                    3.  To consider and act upon any other matters
                               FOR ADDRESS                            that For all nominees except as noted above
                               CHANGE AND                             may properly be brought before the Annual Meeting
                               NOTE BELOW                             and at any adjournments or postponements thereof.


                                                          The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders, the
                                                          Proxy Statement with respect thereto and the Company's Annual
                                                          Report to Stockholders and hereby revoke(s) any proxy or
                                                          proxies heretofore given. This proxy may be revoked at any time before it is exercised.

                                                          NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor,
                                                          administrator, trustee or guardian, please give full title as such.

                                                          Signature:___________________________________Date:________

                                                          Signature:___________________________________Date:________


                                                                    If Held Jointly
